Exhibit 99.1

Femasys Regains Compliance with Nasdaq Listing Requirements

ATLANTA – June 24, 2026 – Femasys Inc. (NASDAQ: FEMY), a leading biomedical innovator focused on making fertility and non-surgical permanent birth control more accessible and cost-effective for women worldwide, announced today that it received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) confirming the Company has regained compliance with Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing and that the matter is now closed.

Kathy Lee-Sepsick, Chief Executive Officer and Founder of Femasys, stated, “Regaining compliance with Nasdaq’s continued listing requirements is an important development for Femasys and our shareholders. With this matter now closed, we remain focused on advancing our strategic priorities, expanding access to our innovative reproductive health solutions and building long-term value.”

About Femasys
Femasys is a leading biomedical innovator focused on making fertility and non-surgical permanent birth control more accessible and cost-effective for women worldwide through its broad, patent-protected portfolio of novel, in-office therapeutic and diagnostic products. As a U.S. manufacturer with global regulatory approvals, Femasys is actively commercializing its lead product innovations in the U.S. and key international markets. Femasys’ fertility portfolio includes FemaSeed® Intratubal Insemination (ITI), a groundbreaking first-step infertility treatment used with the CLIA waived FemSperm® sperm preparation and analysis product line; FemVue®, a device enabling ultrasound-based fallopian tube assessment; and FemHSG™ Catheter, used with FemVue for comprehensive fertility workup. Published clinical trial data demonstrate that FemaSeed achieved more than double the pregnancy rate of traditional IUI, with a comparable safety profile and high patient and practitioner satisfaction.1

FemBloc® permanent birth control is the first and only non-surgical, in-office alternative to centuries-old surgical sterilization that received full regulatory approval in Europe in June 2025, the UK in August 2025, and New Zealand in September 2025. Commercialization of this highly cost-effective, convenient and significantly safer approach will be completed through strategic partnerships in select European countries. Alongside FemBloc, the FemChec®, diagnostic product provides an ultrasound-based test to confirm procedural success. Published data from initial clinical trials demonstrate compelling effectiveness, five-year safety, and high patient and practitioner satisfaction.2 For U.S. FDA approval, enrollment in the FINALE pivotal trial (NCT05977751) is ongoing.

Learn more at www.femasys.com, or follow us on X, Facebook and LinkedIn.

References
1Liu, J. H., Glassner, M., Gracia, C. R., Johnstone, E. B., Schnell, V. L., Thomas, M. A., L. Morrison, Lee-Sepsick, K. (2024). FemaSeed Directional Intratubal Artificial Insemination for Couples with Male-Factor or Unexplained Infertility Associated with Low Male Sperm Count. J Gynecol Reprod Med, 8(2), 01-12. doi: 10.33140/JGRM.08.02.08.

2Liu, J. H., Blumenthal, P. D., Castaño, P. M., Chudnoff, S. C., Gawron, L. M., Johnstone, E. B., Lee-Sepsick, K. (2025). FemBloc Non-Surgical Permanent Contraception for Occlusion of the Fallopian Tubes. J Gynecol Reprod Med, 9(1), 01-12. doi: 10.33140/JGRM.09.01.05.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to substantial risks and uncertainties. Forward-looking statements can be identified by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “pending,” “intend,” “believe,” “suggests,” “potential,” “hope,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on our current expectations and are subject to inherent uncertainties, risks and assumptions, many of which are beyond our control, difficult to predict and could cause actual results to differ materially from what we expect. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, among others: our ability to obtain regulatory approvals for our FemBloc product candidate; develop and advance our current FemBloc product candidate and successfully enroll and complete the clinical trial; the ability of our clinical trial to demonstrate safety and effectiveness of our product candidate and other positive results; estimates regarding the total addressable market for our products and product candidate; our ability to commercialize our products and product candidate, our ability to establish, maintain, grow or increase sales and revenues, or the effect of delays in commercializing our products, including FemaSeed; our business model and strategic plans for our products, technologies and business, including our implementation thereof; and those other risks and uncertainties described in the section titled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2025, and other reports as filed with the SEC. Forward-looking statements contained in this press release are made as of this date, and Femasys undertakes no duty to update such information except as required under applicable law.

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Contacts:
IR@femasys.com
Media@femasys.com